EXHIBIT 15.1

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

The Board of Directors
SPSS Inc.:

          With respect to the subject registration statement on Form S-3, we acknowledge our awareness of the incorporation by reference therein of our reports dated April 29, 1997, July 29, 1997, and October 29, 1997, related to our reviews of interim financial information as of March 31, 1997, June 30, 1997, and September 30, 1997, respectively, which reports appear in the quarterly reports on Form 10-Q of SPSS Inc. for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, respectively, incorporated by reference therein.

          Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                       /s/ KPMG PEAT MARWICK LLP


Chicago, Illinois
November 26, 1997


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